UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 20, 2008
CARRIZO OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	000-29187-87 (Commission File Number)	76-0415919 (I.R.S. Employer Identification No.)

1000 Louisiana Street Suite 1500 Houston, Texas (Address of principal executive offices)		77002 (Zip code)
Registrant’s telephone number, including area code: (713) 328-1000
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Underwriting Agreement
     On May 21, 2008, Carrizo Oil & Gas, Inc. (the “Company”) entered into an Underwriting Agreement with Credit Suisse Securities (USA) LLC, as representative of the underwriters named therein, relating to the issuance and sale in an underwritten public offering of an aggregate principal amount of $325,000,000 of the Company’s 4.375% Convertible Senior Notes due 2028 (the “Notes”) convertible into shares of the Company’s common stock, $.01 par value per share (the “Common Stock”) pursuant to the Company’s registration statement on Form S-3 (File No. 333-142346). The underwriters were also granted an option to purchase an aggregate of up to an additional $48,750,000 principal amount of the Company’s 4.375% Convertible Senior Notes due 2028 (the “Option Securities”).
     The Company intends to use a portion of the net proceeds from the offering to repay in full the outstanding borrowings under its second lien credit facility, together with prepayment penalties. The Company intends to use the remaining net proceeds to fund, in part, its capital expenditure program for 2008, including drilling and land acquisition programs in the Barnett Shale, the Marcellus Shale and elsewhere, and for other corporate purposes. Pending the partial funding of the capital expenditure program, the Company expects to use a portion of the remaining proceeds to repay all of the borrowings outstanding under its senior revolving credit facility. The offering is expected to close on May 28, 2008, subject to customary conditions.
     An increase in the capital budget for the 2008 capital expenditure program described above from $300 million to $420 million was approved by the Board of Directors of the Company, contingent upon successful completion of the public offering. The increase in the Company’s capital budget will principally be allocated to three areas: (i) acquisition of additional acreage in the Barnett Shale area, primarily in southeast Tarrant County, (ii) increased drilling in the Fort Worth Basin and Barnett Shale area and (iii) acquisition of additional acreage in the Marcellus Shale in Pennsylvania and New York, where the Company has recently expanded its acreage position to approximately 32,000 net acres.
     The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is attached as an exhibit to this report and incorporated by reference herein.
     Amendment to Credit Agreement
     On May 20, 2008, the Company entered into the Fourth Amendment to Credit Agreement (the “Fourth Amendment”), which amends the Credit Agreement dated as of May 25, 2006 among the Company, certain subsidiaries of the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent as previously amended by the First Amendment dated December 19, 2006, the Second Amendment dated September 11, 2007 and the Third Amendment dated December 20, 2007 (the “Credit Agreement”).
     Pursuant to the Fourth Amendment, the Credit Agreement has been amended to, among other things, permit the Company’s proposed issuance of the Notes. The Fourth Amendment further provides that in the event the outstanding principal balance of the indebtedness under the indenture pursuant to which the convertible notes are issued exceeds $225,000,000 at any time, the Borrowing Base (as such term is defined in the Credit Agreement) will be reduced by $1.00 for every $4.00 of such additional indebtedness as of the date such additional indebtedness is incurred. The Fourth Amendment also provides that until all borrowings outstanding under the Company’s Second Lien Credit Facility dated July 21, 2005 are repaid in full, the net cash proceeds of any issuance of convertible notes will be applied by the Company to prepay such outstanding borrowings.
     As of May 19, 2008, $70 million of borrowings was outstanding under the Credit Agreement, bearing interest at a weighted average rate of 4.50% per annum. Borrowings under the Credit Agreement have been used to fund the Company’s drilling and land acquisition programs and for other general corporate purposes.
Item 7.01 Regulation FD Disclosure
     On May 22, 2008, the Company issued a press release regarding the offering described in Item 1.01 above, which is furnished as Exhibit 99.1 to this report.
     None of the information furnished in Item 7.01 and the accompanying exhibit 99.1 will be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor will it be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company, that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

     Certain statements in this report, including but not limited to statements regarding the closing of the offering, the use of proceeds from the offering, the allocation of the Company’s 2008 capital budget and other statements that are not historical facts, are forward-looking statements that are based on current expectations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include satisfaction of closing conditions, results of operations, general market conditions, and other risks described in the Company’s Form 10-K for the year ended December 31, 2007 and its other filings with the Securities and Exchange Commission.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated May 21, 2008, by and among Carrizo Oil & Gas, Inc. and Credit Suisse Securities (USA) LLC, as representative of the underwriters named therein.

10.1	Fourth Amendment to Credit Agreement, dated as of May 20, 2008, by and among Carrizo Oil & Gas, Inc. and certain subsidiaries thereof, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.1	Press Release issued by the Company on May 22, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIZO OIL & GAS, INC.
By:	/s/ Paul F. Boling
Name:	Paul F. Boling
Title:	Vice President and Chief Financial Officer

Date: May 22, 2008

Exhibit Index

Exhibit Number	Description

1.1	Underwriting Agreement, dated May 21, 2008, by and among Carrizo Oil & Gas, Inc. and Credit Suisse Securities (USA) LLC, as representative of the underwriters named therein.

10.1	Fourth Amendment to Credit Agreement, dated as of May 20, 2008, by and among Carrizo Oil & Gas, Inc. and certain subsidiaries thereof, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

99.1	Press Release issued by the Company on May 22, 2008.